                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Clemente Global Growth Fund, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
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

                       CLEMENTE GLOBAL GROWTH FUND, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 23, 1998
                            ------------------------

     The Annual Meeting of Stockholders of Clemente Global Growth Fund, Inc. (the "Fund"), a Maryland corporation, will be held at The Essex House Hotel, 160 Central Park South, New York, New York, on September 23, 1998 at 9:30 a.m., New York time, for the following purposes:

          1. To elect Lilia C. Clemente and Baron J.G.A. Sirtema van Grovestins as Class I directors for terms of three years (expiring in 2001) and until their successors are duly elected and qualified;

          2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Fund's independent accountants for the year ending December 31, 1998;

          3. To approve or disapprove a shareholder proposal recommending that the Board take the steps necessary to convert the Fund into an open-end fund within 60 days of stockholder approval, which proposal the Board of Directors opposes because of its recent approval of a repurchase program and for other reasons, all as discussed herein;

          4. To approve or disapprove a shareholder proposal providing that the advisory contract between the Fund and Clemente Capital, Inc. be terminated, which proposal the Board of Directors opposes, as discussed herein;

          5. To approve or disapprove a shareholder proposal stating that the resignation of the Fund's Class II and Class III Directors would be in the best interests of the Fund and its shareholders, which proposal the Board of Directors opposes;

          6. To approve or disapprove a shareholder proposal recommending that the Board authorize and direct the Fund's officers to reimburse Phillip Goldstein for his solicitation expenses, which proposal the Board of Directors opposes;

          7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed July 29, 1998 as the record date for the meeting. Only holders of record of the Fund's Common Stock at the close of business on such date will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

     A copy of the Fund's Annual Report for the fiscal year ended December 31, 1997 has been previously mailed to stockholders.

                                          By order of the Board of Directors,

                                          William H. Bohnett
                                          Secretary

Dated: August 25, 1998

                                   IMPORTANT

     UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

                       CLEMENTE GLOBAL GROWTH FUND, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 23, 1998
                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors of the Fund solicits the proxies of the holders of the Fund's Common Stock for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Essex House Hotel, 160 Central Park South, New York, New York, on September 23, 1998, at 9:30 a.m., New York time, and at any and all adjournments thereof. A form of proxy is enclosed herewith. The Proxy Statement and the form of proxy were first sent to stockholders on August 24, 1998. Any stockholder who executes and delivers a proxy may revoke it by written communication at any time prior to its use or by voting in person at the Annual Meeting.

     The cost of soliciting the proxies will be borne by the Fund. Directors, officers and regular employees of the Fund may solicit proxies by telephone, facsimile or personal interview. In addition, the Fund has engaged the services of Georgeson & Company Inc., a professional proxy solicitation firm, to solicit proxies from its stockholders. The agreement between the parties provides for solicitation services at an estimated cost of $20,000, plus expenses. The Fund will, upon request, bear the reasonable expenses of brokers, banks and their nominees who are holders of record of the Fund's Common Stock on the record date, incurred in mailing copies of this Notice of Meeting and Proxy Statement and the enclosed form of proxy to the beneficial owners of the Fund's Common Stock.

     Only holders of issued and outstanding shares of the Fund's Common Stock of record at the close of business on July 29, 1998 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of Common Stock so held. The number of shares of Common Stock outstanding on July 29, 1998 was 5,892,400.

     COPIES OF THE FUND'S ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REPORTS MAY BE ORDERED BY WRITING CLEMENTE CAPITAL, INC., 152 WEST 57TH STREET, NEW YORK, NEW YORK 10019 OR CALLING (212) 765-0700.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes in accordance with the Fund's Charter and By-Laws. The class of directors (Class I) whose term will expire at the 1998 Annual Meeting consists of two present directors: Lilia C. Clemente and Baron J.G.A. Sirtema van Grovestins, who are each nominated for election for a term of three years and until their successors are duly elected and qualified.

     Each of the Class I nominees is currently a director and has served since the commencement of the Fund's operations. Each nominee has consented to serve as a director of the Fund if elected. In the event that any of the nominees should become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors. Directors shall be elected by a plurality of the shares voting at the Meeting.

     The information set forth below as to the ages and principal occupations of these nominees and the other members of the Board of Directors, and the number of shares of Common Stock of the Fund beneficially owned by them, directly or indirectly, has been furnished to the Fund by such nominees or directors.

                      NOMINEES WHOSE TERMS EXPIRE IN 1998
                                   (CLASS I)

                                                                                       NUMBER AND
                                                                                       PERCENTAGE
                                                                                     (IF OVER 1%) OF
                                                                                        SHARES OF
                                                                                      COMMON STOCK
                                                                                      BENEFICIALLY
                                                                                       OWNED AS OF
    NAME AND ADDRESS         AGE     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS      JULY 29, 1998
    ----------------         ---     -------------------------------------------     ---------------
*Lilia C. Clemente           57     Chairman and Director of the Fund since June          1,000(1)
 152 West 57th Street                 1987; Chairman and Chief Executive Officer
 New York, NY 10019                   of Clemente Capital, Inc. since 1986;
                                      Director of The First Philippine Fund Inc.,
                                      Philippine Strategic Investment (Holdings)
                                      Limited and Canadian Tire Corporation.

Baron J.G.A. Sirtema         73     Director of the Fund since June 1987; Retired           500
 van Grovestins                       since September 1988; Chief General Manager
 Middenduinendaalseweg 25             of Algemene Bank Nederland N.V. Amsterdam
 2061 AP Bloemendaal                  office from 1975 to September 1988.
 The Netherlands

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                   (CLASS II)

                                                                                       NUMBER AND
                                                                                       PERCENTAGE
                                                                                     (IF OVER 1%) OF
                                                                                        SHARES OF
                                                                                      COMMON STOCK
                                                                                      BENEFICIALLY
                                                                                       OWNED AS OF
    NAME AND ADDRESS         AGE     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS      JULY 29, 1998
    ----------------         ---     -------------------------------------------     ---------------
 Adrian C. Cassidy           82     Director of the Fund since June 1987;                  1,000
 924 Country Rim Court                Retired; Former Chief Financial Officer,
 Roseville, CA 95747                  Pacific Telephone; Director of Datron
                                      Systems, Inc. and The First Philippine Fund
                                      Inc.

*Robert J. Christian         49     Director of the Fund since April 1, 1997;                  0
 1100 North Market Street             Senior Vice President and Chief Investment
 Wilmington, DE 19890                 Officer of Wilmington Trust Company and
                                      Chairman and Director of Rodney Square
                                      Management Corp. since February 1996;
                                      Chairman and Director of PNC Equity
                                      Advisors Company and Director, President
                                      and Chief Investment Officer of PNC Asset
                                      Management Group, Inc. from September 1994
                                      through February 1996; Director of
                                      Provident Capital Management, Inc. from
                                      December 1993 through February 1996; Chief
                                      Investment Officer of PNC Bank, N.A. from
                                      October 1992 through February 1996;
                                      Director of The Rodney Square Fund, The
                                      Rodney Square Tax-Exempt Fund, The Rodney
                                      Square Strategic Income Fund and The Rodney
                                      Square Strategic Equity Fund.

*Leopoldo M. Clemente,       59     President and Director of the Fund since June          1,000(1)
 Jr.                                  1987; President and Chief Investment
 152 West 57th Street                 Officer of Clemente Capital, Inc. since
 New York, NY 10019                   January 1989; Director of The First
                                      Philippine Fund Inc. and Philippine
                                      Strategic Investment (Holdings) Limited.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000
                                  (CLASS III)

                                                                                         NUMBER AND
                                                                                       PERCENTAGE (IF
                                                                                        OVER 1%) OF
                                                                                         SHARES OF
                                                                                        COMMON STOCK
                                                                                        BENEFICIALLY
                                                                                        OWNED AS OF
    NAME AND ADDRESS        AGE      PRINCIPAL OCCUPATION DURING PAST FIVE YEARS       JULY 29, 1998
    ----------------        ---      -------------------------------------------       --------------
*Thomas H. Lenagh           77     Director of the Fund since June 1987;                    1,000
 Greenwich Office Park               independent financial adviser since 1984;
 Greenwich, CT 06831                 Director of CML Group, Inc., Gintel Funds,
                                     Adams Express, ASB Group, ICN Pharmaceuticals,
                                     Franklin Quest and V-Band Corp.
 Sam Nakagama               72     Director of the Fund since June 1987; Chairman           1,000(2)
 1650 Route 35                       and Chief Economist at Nakagama & Wallace Inc.
 Middletown, NJ 07748                (now Nakagama & Company) since February 1983.
 G. Peter Schieferdecker    73     Director of the Fund since June 1987; Executive          3,000
 15 Pilot Rock Lane                  Vice President and Treasurer of the Fund from
 Riverside, CT 06878                 June 1987 through December 1989; President and
                                     Chief Operating Officer of Clemente Capital,
                                     Inc. from March 1986 through December 1988.
 All Directors and                                                                          8,500
 Officers as a Group (10
 persons)

---------------

(1) Lilia C. Clemente and Leopoldo M. Clemente, Jr. are husband and wife.

(2) Mr. Nakagama holds his shares jointly with his wife.

 * "Interested Person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), by reason of such person's positions with the Fund, Clemente Capital, Inc. or Wilmington Trust Company.

     In addition to Mr. and Mrs. Clemente, William H. Bohnett and Thomas J. Prapas serve as executive officers of the Fund, as set forth below. Each of the executive officers serves at the pleasure of the Board of Directors.

      NAME AND ADDRESS        AGE          PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
      ----------------        ---          -------------------------------------------
William H. Bohnett            50     Secretary of the Fund since June 1987; Partner of the
666 Fifth Avenue                       law firm of Fulbright & Jaworski L.L.P.
New York, NY 10103
Thomas J. Prapas              59     Treasurer of the Fund since January 1990; Portfolio
152 West 57th Street                   Manager of the Fund effective April 30, 1997;
New York, NY 10019                     Economist and Managing Director at Clemente Capital,
                                       Inc. since June 1986.

     The Board of Directors of the Fund held four regular meetings and four special meetings during 1997. All directors attended at least 75% of such meetings. The Audit Committee, presently consisting of Messrs. Schieferdecker and Nakagama, met once during 1997. The purpose of the Audit Committee is to advise the full Board with respect to accounting, auditing and financial matters affecting the Fund.

     Directors who are not affiliated with Clemente Capital, Inc. ("Clemente Capital" or the "Adviser") or Wilmington Trust Company ("Wilmington" or the "U.S. Adviser") receive an annual stipend of $8,000 for serving on the Board and its committees, an additional $500 for each Board meeting which they attend and reimbursement for out-of-pocket expenses in connection with their attendance at directors' meetings. The Fund does not pay any pension or other benefits to its directors. For the fiscal year ended December 31, 1997, the following table sets forth compensation received by the Fund's directors from the Fund and The First Philippine Fund Inc., a registered closed-end investment company for which Clemente Capital, Inc., acts as investment adviser.

                                                                             TOTAL COMPENSATION FROM
                                                            COMPENSATION     THE FUND AND THE FIRST
                     NAME OF DIRECTOR                       FROM THE FUND     PHILIPPINE FUND INC.
                     ----------------                       -------------    -----------------------
Adrian C. Cassidy.........................................     $11,000               $21,250
Robert J. Christian.......................................          --                    --
Leopoldo M. Clemente, Jr. ................................          --                    --
Lilia C. Clemente.........................................          --                    --
Thomas H. Lenagh..........................................     $11,000               $11,000
Sam Nakagama..............................................     $10,500               $10,500
Robert B. Oxnam...........................................     $11,500               $20,750
G. Peter Schieferdecker...................................     $11,500               $11,500
Baron J.G.A. Sirtema van Grovestins.......................     $10,500               $10,500

     The Adviser, which pays the compensation and certain expenses of its personnel who serve as directors and officers of the Fund, receives an investment advisory fee.

     Fulbright & Jaworski L.L.P., of which William H. Bohnett, the Secretary of the Fund, is a partner, acts as legal counsel to the Fund.

     Election of the two Class I Directors requires the vote of a plurality of the shares voting at the Meeting.

                 THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT
               STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS
                          PURSUANT TO PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     By vote of the Board of Directors, including the vote of the non-interested Directors, the firm of PricewaterhouseCoopers LLP has been selected as the Fund's independent accountants for the year ending December 31, 1998. Such selection is being submitted to the stockholders for ratification. The employment of PricewaterhouseCoopers is conditioned on the right of the Fund, by majority vote of its stockholders, to terminate such employment. PricewaterhouseCoopers has acted as the Fund's independent accountants from its inception through December 31, 1997.

     The services to be provided by the Fund's independent accountants include examination of the Fund's annual financial statements and limited review of its unaudited quarterly statements, assistance and consultation in connection with Securities and Exchange Commission and New York Stock Exchange filings, and preparation of the Fund's annual federal and state income tax returns.

     A representative of PricewaterhouseCoopers is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions.

     Proposal No. 2 requires the affirmative vote of a majority of shares voting at the Meeting for passage.

                 THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT
                  STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
       PRICEWATERHOUSECOOPERS LLP AS THE FUND'S INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL NO. 3

                              SHAREHOLDER PROPOSAL

     A shareholder has submitted the following proposal for inclusion in this Proxy Statement. Such shareholder claims beneficial ownership of 100 shares of Common Stock. The Fund will provide the name and address of the proposing shareholder to any shareholder of the Fund who so requests such information by written or oral request to Lilia C. Clemente at Clemente Global Growth Fund, Inc., 152 West 57th Street, New York, New York 10019, telephone number 212-765-0700.

          RESOLVED: It is recommended that the Board take the steps necessary to convert The Clemente Global Growth Fund Inc. into an open-end fund within 60 days of stockholder approval.

EFFECT OF PASSAGE OF THE PROPOSAL

     Passage of the Proposal will constitute a recommendation only to the Board of Directors. Any actual conversion of the Fund will require that the Board of Directors decide to pursue such a course of action, followed by an additional vote of the Fund's shareholders. The 1940 Act requires that any conversion of a closed-end investment company to an open-end investment company be by a vote of "a majority of the Fund's outstanding voting securities." The term "a majority of the Fund's outstanding voting securities" is defined by the 1940 Act to mean "the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less."

BOARD OF DIRECTORS' POSITION ON THE PROPOSAL

  Background and summary

     On August 6, 1998 the Fund's trading price on the New York Stock Exchange (the "NYSE") closed at a discount to NAV of 10.58%. While it is true that conversion would provide each shareholder with an opportunity to redeem his shares at NAV, for the reasons described below, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL NO. 3.

     At meetings held on May 29, 1998, July 22, 1998 and August 10, 1998 the Board of Directors of the Fund reviewed the recent structural changes that the Fund has made, information concerning the legal, operational and practical differences between closed-end and open-end investment companies, the Fund's performance to date as a closed-end fund, the historical relationship between the market price of the shares and NAV, the possible effects of conversion on the Fund and various other possible strategies for dealing with the Fund's current discount to NAV. At those meetings the Board, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, and a majority of the entire Board, concluded that it is in the best interests of the Fund and the shareholders that the Fund remain a closed-end investment company.

     One of the primary reasons the Board of Directors recommends that shareholders vote against Proposal No. 3 is that the Board of Directors has approved a policy whereby the Fund will commence repurchases of the Fund's Common Stock on the New York Stock Exchange, in an attempt to reduce the Fund's discount to NAV. While the Board of Directors' intention is to reduce the discount to no greater than 5% below NAV and maintain it at or below that level, the Fund reserves the right to make share repurchases at such times and in such amounts as it deems appropriate and there can be no assurance that the Fund will be successful in maintaining the discount at a level at or below the intended range. All share repurchases are required to be carried out in accordance with the 1940 Act, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The Board of Directors anticipates that the first such share repurchases will take place in late September, promptly following the Annual Meeting should Proposal Nos. 3 and 4 be rejected the Fund's shareholders. Such a continuing repurchase program may be expected to result in a smaller Fund size and consequently higher expense ratio, but this alternative is viewed by the Board as more favorable to shareholders than previously announced proposals for tender offers and a future open-end vote, which will not be implemented.

     In addition, the Board of Directors and the Fund's investment advisers believe that conversion to an open-end investment company could adversely affect the functioning of the Fund's investment operations and its investment performance, as described below under "Effect of Conversion on the Fund -- Portfolio Management." They also believe that conversion could expose the Fund to the risk of a substantial reduction in its size and a corresponding loss of economies of scale and increase in its expenses as a percentage of NAV, as described below under "Effect of Conversion on the Fund -- Potential Increase in Expense Ratio and Decrease in Size."

     The Board of Directors believes that eliminating the possibility of a discount would not justify the fundamental changes that conversion would entail to the Fund's portfolio management and operations, the risk of reduced size and the potential adverse effect on the Fund's investment performance. As stated above, in order to reduce or eliminate the discount without impairing the Fund's closed-end format and the benefits it derives therefrom, the Board of Directors is instituting a share repurchase program, as described above. Additionally, the Fund has sought to increase awareness about the Fund through shareholder and market communications and meetings with securities analysts and market professionals in the investment community specializing in the closed-end fund sector. While the Fund's efforts in this respect have not eliminated the shares' tendency to trade at a discount to NAV, the Board of Directors believes that such efforts have been beneficial.

     As described below under "Measures to be Adopted if the Fund Becomes an Open-end Fund -- Redemption Fee," if the shareholders vote to convert the Fund into an open-end fund, the Board of Directors may cause the Fund to impose a fee payable to the Fund on all redemptions of up to 2% of redemption proceeds for a period of six months from the conversion date.

  Differences between open-end and closed-end investment companies

     1. Fluctuation of Capital; Redeemability of Shares; Elimination of Discount and Premium. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities market at prevailing market prices, which may be equal to, less than or more than NAV.

     By contrast, open-end investment companies, commonly referred to as mutual funds, issue redeemable securities with respect to which no secondary trading market is permitted to develop. Except during periods when the NYSE is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act, the holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the mutual fund's NAV at the time of the redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor).

     Most mutual funds also continuously issue new shares to investors at a price based upon their shares' NAV at the time of issuance. Accordingly, an open-end fund experiences continuing inflows and outflows of cash and may experience net sales or net redemptions of its shares. Upon conversion of the Fund into an open-end investment company, shareholders who wished to realize the value of their shares would be able to do so by redeeming their shares at NAV (less the redemption fee discussed below under "Measures to be Adopted if the Fund becomes an Open-end Fund -- Redemption Fee"). The trading market for the shares would be eliminated (as would the Fund's listing with the NYSE), and with it the discount from NAV at which the shares have typically traded on the NYSE. Conversion also would eliminate, however, any possibility that the shares could trade at a premium over NAV.

     2. Cash Reserves; Raising Capital. Most open-end investment companies maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities. The maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company's ability to achieve its investment objective by limiting its investment flexibility and the scope of its investment opportunities. In addition, open-end investment companies are subject to a requirement that no more than 15% of their net assets may be invested in securities that are not readily marketable or are otherwise considered to be illiquid.

     Closed-end investment companies may not issue new shares at a price below NAV except in rights offerings to existing shareholders, in payment of distributions and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to NAV. The shares of open-end investment companies, on the other hand, are offered by such companies (in most cases continuously) at NAV, or at NAV plus a sales charge, and the absence of a secondary trading market generally makes it impossible to acquire such shares in any other way.

     3. NYSE Delisting; State and Federal Fees on Sales of Shares. If the Fund is converted to an open-end fund, the shares would immediately be delisted from the NYSE. The Board of Directors believes that the listing of an investment company on a U.S. stock exchange, particularly the NYSE, represents a valuable asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, have internal restrictions on the amount of their portfolio that can be invested in non-listed securities. Delisting would save the Fund annual NYSE fees of approximately $16,000; but the absence of a stock exchange listing, combined with the need to issue new shares when investors wish to increase their holdings, would have the effect of requiring the Fund to pay federal and state fees on sales of shares, except to the extent that the underwriter of such sales paid some or all of such fees.

     4. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of "load" open-end investment companies normally are offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services (see "Measures to be Adopted if the Fund Becomes an Open-end Fund -- Underwriting and Distribution" below). Shares of "no-load" open-end investment companies are sold at NAV, without a sales charge, with the fund's investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

     5. Shareholder Services. Open-end investment companies typically find it necessary to provide more services to shareholders and incur correspondingly higher shareholder servicing expenses. One service that is generally offered by open-end funds is enabling shareholders to transfer their investment from one fund into another fund that is part of the same "family" of open-end funds at little or no cost to the shareholders. There can be no assurance that the Fund would be able to make such an arrangement if the shareholders voted to convert the Fund to an open-end fund. The Board of Directors would weigh the cost of any particular service against the anticipated benefit of such service. The Board of Directors has no current view as to which, if any, shareholder services it would seek to make available to shareholders and implement as part of the Fund's joining a family of funds or otherwise.

     6. Leverage. Open-end investment companies are prohibited by the 1940 Act from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks with respect to which there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock (subject to various limitations) and are not limited to borrowings from banks. This greater ability to issue senior securities gives closed-end investment companies more flexibility in "leveraging" their shareholders' investments than is available to open-end investment companies. The Fund does not have any immediate plan to make use of its ability to leverage but may do so in the future.

     7. Reinvestment of Dividends and Distributions. Like the plans of many other closed-end funds, the Fund's Dividend Reinvestment Plan (the "Plan") permits shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end investment company. Currently, if the shares are trading at a discount, the agent for the Plan will attempt to buy as many of the shares as are needed for this purpose on the NYSE or elsewhere. This permits a reinvesting shareholder to benefit by purchasing additional shares at a discount, and this buying activity may tend to lessen any discount. If shares are trading at a premium, reinvesting shareholders are issued shares at the higher of NAV or 95% of the market price. As an open-end investment company, all dividends and distributions would be required to be reinvested at NAV, rather than at a discounted price as is currently the case.

     8. Capital Gains. The realization of capital gains required under the Internal Revenue Code (the "Code") to be distributed can result in a significant tax burden to non-redeeming shareholders of an open-end fund that has been recently converted. To raise cash to satisfy redeeming shareholders, a mutual fund may be required to sell portfolio securities. If the fund's basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. The Code imposes both an income tax and an excise tax on a regulated investment company's net capital gain unless the gain is distributed to all stockholders, including non-redeeming stockholders. Furthermore, in order to make a capital gain distribution, a fund may need to sell additional portfolio securities, thereby reducing further its size and, possibly, creating additional capital gain.

  Effect of conversion on the Fund

     In addition to the inherent characteristics of open-end investment companies described above, the Fund's conversion to an open-end investment company potentially would have the consequences described below:

     1. Abandonment of Recent Structural Changes. As described above, the Fund has adopted a policy pursuant to which it will make repurchases of its Common Stock on the open market in an attempt to reduce the Fund's discount to NAV to a maximum of 5%. While there can be no assurance of success, the proposed repurchases are intended to eliminate or reduce the discount to a lower level while maintaining the benefits of a closed-end fund structure. The Board of Directors has decided to pursue this course of action after careful consideration of the merits of the plan and its alternatives, including immediate open-ending. The Board believes that this step, while significant, is less disruptive to the Fund's operations and will provide for an orderly method of reducing or eliminating the discount. Additionally, this more orderly approach allows the Board of Directors to consider additional alternatives that may serve the interests of all shareholders and allow for continued evaluation of the structural change approved at last year's annual meeting where Wilmington Trust Company was hired as the U.S. Adviser to the Fund. Since the hiring of Wilmington, the Fund has delivered strong returns to shareholders. The Board of Directors believes that the addition of Wilmington has been a success and desires to allow shareholders who believe in the Fund's global investment strategy to continue to reap the benefits of this move.

     2. Portfolio Management. As noted above, a closed-end investment company operates with a relatively fixed capitalization while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. Although the data on the subject are unclear, some observers believe that open-end funds tend to have larger net sales near market highs and larger net redemptions near market lows. To the extent that this is true, if the Fund were to convert to an open-end investment company, the Fund's investment advisers could be required to invest new monies near market highs and to sell portfolio securities in a falling market when they might otherwise wish to invest. Because the Fund is a closed-end fund, however, its advisers currently are not required to invest new monies or liquidate portfolio holdings at what may be inopportune times, and can manage the Fund's portfolio with a greater emphasis on long-term considerations.

     The Board of Directors also believes that the closed-end format is better suited than the open-end format to the Fund's investment objective of achieving long-term capital appreciation through publicly traded equity securities of both U.S. and non-U.S. issuers. The Board of Directors believes that, notwithstanding developments in foreign countries that have had the effect of liberalizing restrictions on investment by foreign investors in such securities markets, investor psychology towards international investing, particularly in developing countries, remains susceptible to rapid and extreme swings that would be likely to have a material and unpredictable impact on inflows and outflows from the Fund if it were open-end. The Board of Directors believes that Clemente Capital and Wilmington can better pursue the Fund's long-term investment objective without short-term pressures to invest new monies or liquidate portfolio holdings at times when its advisers' investment styles would dictate doing otherwise. Furthermore, the Board of Directors believes that a need for the Fund to maintain some level of cash reserves to fund redemptions could restrict the Fund's ability to remain fully invested in equity securities in circumstances in which Clemente Capital and Wilmington otherwise thought it advantageous to be so invested.

     3. Potential Increase in Expense Ratio and Decrease in Size. Conversion to an open-end investment company would raise the possibility of the Fund suffering substantial redemptions of shares, particularly in the period immediately following the conversion. Unless the Fund's principal underwriter, if any, were able to generate sales of new shares sufficient to offset these redemptions, the size of the Fund would be expected to shrink. (See "Measures to be Adopted if the Fund Becomes an Open-end Fund -- Underwriting and Distribution.") Because certain of the Fund's operating expenses are fixed and others (including the fees paid by the Fund to the Adviser) decline as a percentage of the Fund's NAV as the NAV increases, a decrease in the Fund's asset size would likely increase the ratio of its operating expenses to net assets. Such a decrease in size would also result in a reduction in the amount of fees paid by the Fund to the Adviser and could result in a decision by the Board of Directors to terminate and liquidate the Fund (or by either of the Fund's investment advisers not to continue to act as such) if the amount of the Fund's assets were reduced such that it was no longer considered economically feasible for the Fund to continue to carry on its business.

     4. Possible Sales of Portfolio Securities. If the Fund were to experience substantial redemptions of shares following its conversion to an open-end investment company, it would probably not have sufficient cash reserves to fund such redemptions and therefore could be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any net gains resulting from sales of portfolio securities effected to fund cash redemption obligations normally would be distributed to all shareholders, thereby further reducing the size of the Fund, and would be taxable to them. See "Differences Between Open-end and Closed-end Investment Companies -- Capital Gains" above.

     5. Conversion Costs. The process of converting the Fund to an open-end investment company would involve legal and other expenses to the Fund, including the preparation of a registration statement under the Securities Act of 1933 (see "Measures to be Adopted if the Fund Becomes an Open-end Fund -- Timing" below) and the payment of necessary fees with respect to such registration statement and the sale of shares in various states. The Board of Directors has been advised that these conversion expenses, which would be paid by the Fund and would result in a one-time increase in the Fund's current expense ratio, could be expected to total at least $150,000. Because the Fund is unable to determine at this time the actual costs that would be involved, it is possible that the conversion expenses could be higher.

  Measures to be adopted if the Fund becomes an open-end fund

     If the shareholders voted to convert the Fund to an open-end fund, the Board of Directors may take the following actions.

     1. Redemption Fee. In order to reduce the number of redemptions of the shares immediately following conversion (thereby reducing any disruption of the Fund's normal portfolio management), and to offset the brokerage and other costs of such redemptions, for a period of six months following the Fund's conversion to an open-end investment company, the Board of Directors reserves the right to impose a fee, to be retained by the Fund, of up to 2% of the redemption proceeds payable by the Fund on all redemptions. Such a fee would be similar to fees that have been proposed by other funds considering a conversion from closed-end to open-end status.

     2. Underwriting and Distribution. If the shareholders voted to convert the Fund to an open-end investment company, the Board of Directors would consider whether to select a principal underwriter of the shares. The shares could be offered and sold directly by the Fund itself, and by other broker-dealers who enter into selling agreements with the principal underwriter. The Fund has engaged in no discussions with prospective principal underwriters, and there can be no assurance regarding whether satisfactory arrangements with a principal underwriter could be achieved. The Board of Directors reserves the right to cause the Fund to enter into an underwriting agreement with a principal underwriter in such form and subject to such conditions as the Board of Directors deems desirable. If a principal underwriter were selected, there could be no assurance that any such broker-dealer firms would be able to generate sufficient sales of shares to offset redemptions, particularly in the initial months following conversion.

     3. Possible Effect on the Fund's Certificate of Incorporation. If the Fund becomes an open-end investment company and is no longer required by stock exchange rules to hold annual meetings for the election of directors, the Board of Directors may submit a proposal, which may be adopted by vote of a majority of the Fund's outstanding shares, that the Fund cease to hold annual meetings of its shareholders and that it eliminate its staggered Board of Directors. These actions would have the consequence of requiring shareholders' meetings to be held only when required by the 1940 Act, either for the election of directors (if a majority of the directors in office were not elected by the shareholders) or to approve specific matters in accordance with the 1940 Act's requirements.

                                  * * * * * *

     Proposal No. 3 requires the affirmative vote of a majority of shares voting at the Meeting for passage. Passage of the Proposal will constitute a recommendation only to the Board of Directors. Any actual conversion of the Fund will require that the Board of Directors decide to pursue such a course of action, followed by an additional vote of the Fund's shareholders. The 1940 Act requires that any conversion of a closed-end investment company to an open-end investment company be by a vote of "a majority of the Fund's outstanding voting securities." The term "a majority of the Fund's outstanding voting securities" is defined by the 1940 Act to mean "the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less."

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 3.

                                 PROPOSAL NO. 4

                              SHAREHOLDER PROPOSAL

     A shareholder has submitted the following proposal for inclusion in this Proxy Statement. Such shareholder claims beneficial ownership of over 100,000 shares of Common Stock. The Fund will provide the name and address of the proposing shareholder to any shareholder of the Fund who so requests such information by written or oral request to Lilia C. Clemente at Clemente Global Growth Fund, Inc., 152 West 57th Street, New York, New York 10019, telephone number 212-765-0700.

          RESOLVED: The investment advisory agreement between Clemente Capital, Inc. and the Fund shall be terminated.

     The shareholder has requested that the following statement be included in the Proxy Statement in support of the proposal:

     The surest way to enable stockholders of the Fund to realize net asset value ("NAV") for their shares is to convert the Fund to an open-end fund (or to merge it into an existing open-end fund). If the Fund is open-ended, every shareholder will benefit. For example, based upon the reported NAV of $13.42 and market price of $11.625 as of the close of business on May 8, 1998, 1,000 shares of the Fund will be worth $1,795 more if it open-ends than if it remains a closed-end fund.

     We believe that the current investment advisor is the main impediment to open-ending because of its fear that its management fees may decline if shareholders are able to redeem their shares at NAV. Last year the Fund's stockholders approved a proposal recommending that the Board of Directors seriously consider soliciting proposals for a new investment advisor, but no proposals were ever solicited. Now we need to issue a mandate for change. Fortunately, the Fund's prospectus states that "the advisory agreement . . . may be terminated without penalty on 60 days' written notice . . . by a vote of the shareholders of the Fund." While passage of this proposal would not result in the open-ending of the Fund, it will encourage the Board of Directors to seek a new investment advisor who is committed to enhancing shareholder value. The shareholders deserve nothing less.

     Your vote to terminate the advisory agreement is a vote for increasing the value of your shares.

THE BOARD OF DIRECTORS' POSITION ON THE SHAREHOLDER PROPOSAL

     The Board of Directors votes annually on whether to renew the Fund's advisory contract with the Adviser. To do so, the Board reviews extensive documentation, including comparative performance and fee information for other advisers managing registered investment companies having investment objectives and policies similar to those of the Fund. AS A RESULT OF THIS REVIEW AND FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 4.

     1. Recent Performance. In the Board's opinion, the Fund's recent performance weighs heavily against terminating the advisory agreement with Clemente Capital. The Board of Directors currently reviews the Fund's performance at each quarterly Board meeting and in connection with its annual review of the Fund's agreement with the Adviser. While the Board has, in the past, expressed its concern with the Adviser's performance, the Board has been impressed with the Fund's strong performance over the past 16 months. The Board considers the Fund's 1997 and 1998 performance to be particularly impressive given the recent crisis in

Asia, which has been marked by huge declines in many of the Asian markets in which the Fund ordinarily invests, and recent periods of market turmoil.

     Additionally, in order to address its concern with what the Board considered to be historically substandard performance in the U.S. portion of the Fund's portfolio, upon shareholder approval in May 1997, the Board hired Wilmington Trust Company to manage the U.S. portion of the Fund's portfolio. The Board considers this move to have been a success and looks forward to the continuing benefits to shareholders resulting from the ongoing involvement of Wilmington in the management of the Fund's portfolio. It is the Board's opinion that the highest probability of sustaining the Fund's recent strong performance lies in continuing with the strategy of making use of Clemente Capital's and Wilmington's respective talents. The Board is also of the opinion that this strategy is far superior to the uncertainties inherent in a process of terminating the existing advisory agreement with the Adviser and seeking out an adviser who will be unfamiliar with the Fund's portfolio and stated investment objectives. Any change in the Fund's fundamental investment objectives which would be required to necessitate such a move could exacerbate these uncertainties and could result in additional delay and substandard performance during the resulting transition period.

     2. Recent and Currently Proposed Structural Changes. As noted above, the Fund last year hired Wilmington Trust Company to manage the U.S. portion of the Fund's portfolio and believes it to be in the best interest of shareholders to continue to reap the benefits of this significant move. Additionally, as described above, the Fund has adopted a policy under which it will make repurchases of its shares on the open market in an attempt to reduce the discount to NAV to no greater than 5% should Proposal Nos. 3 and 4 be rejected. While there can be no assurance of success, the proposed repurchases are intended to eliminate or reduce the discount to a lower level while maintaining the benefits of a closed-end fund structure.

     These changes should, in the Board's opinion, be given time to bear fruit. Should the Fund terminate its existing advisory agreement, there can be no assurance that any investment adviser ultimately retained to take the place of Clemente Capital would be willing to serve a fund with such potentially asset-depleting mechanisms in place or that it would not charge an investment management fee in excess of that which it might require in the absence of such mechanisms. Therefore, in the Board's judgment, the orderly approach being proposed reduces this uncertainty.

     3. Favorable Terms of Existing Advisory Agreement and Costs Associated with Termination. The Board of Directors is particularly cognizant of the fact that the Fund's existing contract with Clemente Capital, which provides for a fee based on the Fund's performance relative to the FT Index on a rolling three year basis, is highly unusual. Very few funds have such a performance fee to the Board's knowledge and none of the more than 30 funds with which the Fund is directly compared each year by the Board have such an arrangement. The fact that the Fund's existing advisory agreement aligns the Adviser's compensation with the interests of the Fund's shareholders in maximizing performance in a way that few other contracts do historically has been an important part of the Board's deliberations on renewal. In the Board's opinion, there is a likelihood that a replacement investment adviser would not be willing to serve pursuant to an agreement which provides for such a performance based fee.

     Additionally, it is worth noting that the search for and costs associated with the hiring of a new investment adviser would be costs borne by the Fund and the shareholders. It is expected that such costs would include costs of consultants and third party information providers to quantify and analyze relevant information, the holding of a special shareholders meeting to approve any new advisory agreement, potentially amending certain of the Fund's existing investment objectives and policies to align with those required by a new adviser and increased charges by existing service providers associated with the transition. It is not expected that such costs will be material relative to the asset size of the Fund, however.

     4. Alternatives Unattractive. As an alternative to hiring a new investment adviser upon termination of the existing advisory agreement, the Board of Directors could, among other choices, decide to liquidate the Fund, merge the Fund with another fund or open-end the Fund. Any of these alternatives would also require shareholder approval. The Board does not consider any of these alternatives to be consistent with the purpose of the Fund. While liquidating or merging the Fund will indeed eliminate the Fund's discount to NAV, as noted above, the Fund's recent performance has staged a noteworthy turnaround. Liquidation or merger, by definition, would mean that shareholders who seek the benefits of global investing and the recent successes of the Fund's investment strategy would be deprived of the Fund as a vehicle for enjoying these benefits. While there are other funds in which a shareholder might invest its money, the fact remains that the Fund recently has been a strong performer. The Board of Directors feels it would be ignoring its duty to these shareholders who have shared in the recent success of the Fund solely to satisfy the desire of those shareholders who desire to realize the one-time gains that would result from liquidation or merger of the Fund. The consequences of open-ending the Fund are discussed in great detail under Proposal No. 3.

                                  * * * * * *

     As required by the 1940 Act and the Fund's contract with Clemente Capital, Proposal No. 4 requires the affirmative vote of "a majority of the Fund's outstanding voting securities" for passage. The term "a majority of the Fund's outstanding voting securities" is defined by the 1940 Act to mean "the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less."

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 4.

                                 PROPOSAL NO. 5

                              SHAREHOLDER PROPOSAL

     A shareholder has submitted a preliminary proxy statement to the Securities and Exchange Commission for its review in which the shareholder is soliciting proxies for a proposal stating that the resignation of the Fund's Class II and Class III Directors would be in the best interests of the Fund and its shareholders. In his preliminary proxy statement, the shareholder makes clear that the purpose of the proposal is to gain control of the Board of Directors in order to implement measures that he deems to be in the best interest of the Fund.

THE BOARD OF DIRECTORS OPPOSES PROPOSAL NO. 5

     The Board of Directors opposes Proposal No. 5 and urges shareholders to vote against the proposal. The full Board of Directors believes the background and experience of each of the Class II and Class III Directors is impressive and that each of them through the years has provided the Fund with a balanced view on the various issues that have faced the Fund. Biographical information for each of these individuals is set forth under Proposal No. 1 to this Proxy Statement. The shareholder proponent, in his preliminary proxy statement, proposes to elect himself a director, along with one other named individual, and then proposes to nominate a third individual at some point in the future. The shareholder's biographical information indicates that he does not have any experience in serving as a director of a registered investment company; rather he has been "an advocate for stockholders' rights since 1996." Additionally, the proponent's preliminary proxy material offers no information as to the experience, qualifications or identity of the third director to be named later.

     Most recently, as described elsewhere in this Proxy Statement, the Board of Directors (including those Directors whom the proponent would like to see resign) passed a resolution authorizing the repurchase of the Fund's Common Stock on the open market, a move intended to reduce the Fund's discount to NAV. The Directors the proponent would like to see resign also were Directors when the Fund hired Wilmington Trust Company in 1997 as the U.S. Adviser, a move that has rewarded shareholders with excellent recent returns.

     The proponent states in his preliminary proxy statement that a Board of Directors he controls would "take action to eliminate or reduce the discount from NAV at which shares of the Fund trade." While the proponent does not offer a concrete plan which his directors would consider, the Fund believes it to be unlikely to be one that materially differs from the alternatives described in this Proxy Statement. In particular, such a board might consider open-ending, share repurchases or liquidation of the Fund. The Fund's position on open-ending is set forth at length elsewhere in this Proxy Statement and the Fund already has adopted a share repurchase program, assuming the open-ending (Proposal No.
3) and contract termination (Proposal No. 4) proposals fail to pass. The Board of Directors does not believe liquidation of the Fund is warranted or in the shareholders' best interests.

     The Board believes this proposal is simply an attempt, which it strenuously opposes, to gain majority representation on the Board without having to nominate additional qualified candidates and without giving shareholders an opportunity to vote on such candidates.

     Proposal No. 5 requires the affirmative vote of a majority of shares voting at the Meeting for passage.

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 5

                                 PROPOSAL NO. 6

                              SHAREHOLDER PROPOSAL

     A shareholder has submitted a preliminary proxy statement to the Securities and Exchange Commission for its review in which the shareholder states that he is soliciting proxies for a proposal recommending that the Board of Directors authorize and direct the Fund's officers to reimburse Phillip Goldstein for his fees and expenses incurred in connection with his solicitation of proxies to be voted at the Meeting.

THE BOARD OF DIRECTORS OPPOSES PROPOSAL NO. 6

     The Board of Directors opposes Proposal No. 6 and urges shareholders to vote against the proposal. The Board of Directors opposes the proposals with respect to which Mr. Goldstein is soliciting and cannot, in good conscience, recommend reimbursement of the costs of his solicitation. In the Board of Directors' view, the Fund already has incurred significant extraordinary costs in the last 18 months directly due to Mr. Goldstein's actions and requests and does not support his request, which would only further increase the Fund's expenses.

     Proposal No. 6 requires the affirmative vote of a majority of shares voting at the Meeting for passage.

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 6

                    THE INVESTMENT ADVISER, THE U.S. ADVISER
                             AND THE ADMINISTRATOR

THE INVESTMENT ADVISER

     Clemente Capital, Inc., the Fund's investment adviser, has its principal office at 152 West 57th Street, New York, New York 10019. Lilia C. Clemente, Chairman and Director of the Fund, is Chairman, Chief Executive Officer and a Director of the Adviser. Leopoldo M. Clemente, Jr., President and Director of the Fund, is President, Chief Investment Officer and a Director of the Adviser. In addition to Mr. and Mrs. Clemente, the Adviser's Directors are: Salvador Diaz-Verson, Jr., President of Diaz-Verson Capital Investments, Inc., an investment advisory firm located in Columbus, Georgia; Robert J. Christian, Chief Investment Officer, Wilmington Trust Company; Irving L. Gartenberg, Esq., general counsel to the Adviser; and Thomas J. Prapas, Managing Director and Chief Economist for the Adviser. Mrs. Clemente owns approximately 60% of the outstanding Common Stock of the Adviser. The address for Mr. and Mrs. Clemente and Mr. Prapas is 152 West 57th Street, New York, New York 10019. The address for Mr. Diaz-Verson is 1200 Brookstone Centre Parkway, Suite 105, Columbus, Georgia 31904; the address for Mr. Christian is 1100 North Market Street, Wilmington, Delaware 19890; and the address for Mr. Gartenberg is 122 East 42nd Street, 46th Floor, New York, New York 10017. Wilmington Trust Company owns 24% of the outstanding Common Stock of the Adviser.

THE U.S. ADVISER

     Wilmington Trust Company is a Delaware corporation with principal offices at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington is a wholly-owned subsidiary of Wilmington Trust Corporation, 1100 North Market Street, Wilmington, Delaware 19890.

     Ted T. Cecala is the principal executive officer of Wilmington Trust. The name and principal occupation of each director of Wilmington Trust as of July 31, 1998 were as follows:

            NAME OF DIRECTOR                               OCCUPATION
            ----------------                               ----------
Ted T. Cecala...........................    Chief Executive Officer and Chairman of
                                            the Board of Wilmington Trust
Andrew B. Kirkpatrick...................    Counsel to the law firm of Morris,
                                            Nichols, Arsht and Tunnell
David P. Roselle........................    President of the University of Delaware
Mary Jornlin-Theisen....................    Civic leader
Charles S. Crompton, Jr.................    Partner of the law firm of Potter,
                                            Anderson & Corroon
Edward B. du Pont.......................    Private investor

            NAME OF DIRECTOR                               OCCUPATION
            ----------------                               ----------
Stacey J. Mobley........................    Senior Vice President, external affairs,
                                            E.I. Du Pont de Nemours and Company
Carolyn S. Burger.......................    Principal of CB Associates, Inc., a
                                            consulting firm
Robert V.A. Harra, Jr...................    President, Chief Operating Officer and
                                              Treasurer of Wilmington Trust
Leonard W. Quill........................    Retired
Richard R. Collins......................    Chairman of Collins, Inc, a consulting
                                            firm
Hugh E. Miller..........................    Retired
Thomas P. Sweeney.......................    Partner in the law firm of Richards,
                                            Layton & Finger, P.A.
H. Stewart Dunn, Jr.....................    Partner in the law firm of Ivins,
                                            Phillips & Barker
R. Keith Elliot.........................    Chairman of the Board and Chief
                                            Executive Officer of Hercules
                                              Incorporated
Robert C. Forney........................    Retired
Rex L. Mears............................    President of Ray S. Mears and Sons, Inc.
Robert W. Tunnell, Jr...................    Managing Partner of Tunnell Companies,
                                            L.P.
H. Rodney Sharp, III....................    Retired

     Each of the above persons may be reached c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

THE ADMINISTRATOR

 PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware, serves as Administrator of the Fund.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, management does not know of any other matters that will come before the meeting. The Fund is aware that a shareholder could attempt to introduce certain proposals for consideration at the Annual Meeting. If an attempt is made to bring proposals not described in this Proxy Statement before the Annual Meeting or any adjournment thereof, the proxy holders will, if necessary, use their discretionary authority to vote against such proposals. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

     All shares represented by proxies sent to the Fund to be voted at the Annual Meeting will be voted if received prior to the meeting. Votes shall be tabulated by the Fund's transfer agent. Abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining votes cast on an issue. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will treated the same as abstentions. Abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

     Quorum. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the Meeting but which have not been voted.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any or all of the proposals are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.

     The vote required for passage of each of the proposals listed herein and for the election of the two Class I directors is listed at the end of each section describing said proposal or election.

                             ADDITIONAL INFORMATION

     Wilmington or its affiliate, Rodney Square Management Corp. ("RSMC"), also serves as the adviser to the following registered investment companies:

                                                             APPROXIMATE
                                                              NET ASSETS              ANNUAL RATE OF
                                    NAME OF                     AS OF                  COMPENSATION
 INVESTMENT ADVISER           INVESTMENT COMPANY            JULY 31, 1998     (BEFORE EFFECT OF ANY WAIVERS)
 ------------------           ------------------            --------------    ------------------------------
RSMC                   Rodney Square Fund                   $2,079,000,000          47 basis points (.47%)
RSMC                   Rodney Square Tax Exempt Fund        $  388,000,000          47 basis points (.47%)
Wilmington             Rodney Square Strategic              $  193,000,000          35 basis points (.35%)
                       Fixed-Income Fund
Wilmington             Rodney Square Strategic Equity       $  451,000,000          55 basis points (.55%)
                         Fund                                                    to 65 basis points (.65%)

     As of July 29, 1998, Ron Olin Investment Management Company and Deep Discount Advisers, Inc., both located at One West Pack Square, Suite 777, Asheville, North Carolina 28801, together owned approximately 19.4% of the outstanding common shares of the Fund. As of such date, no other person owned of record or, to the knowledge of management, beneficially owned more than 5% of the outstanding shares of the Fund.

                              1999 ANNUAL MEETING

     Stockholder proposals meeting the requirements contained in the proxy rules adopted by the Securities and Exchange Commission may, under certain conditions, be included in the Fund's proxy material for an annual meeting of stockholders. Pursuant to these rules, proposals of stockholders intended to be presented at the Fund's 1999 Annual Meeting of Stockholders (expected to be held in late April, 1999) must be received by the Fund on or before December 31, 1998 to be considered for inclusion in the Fund's Proxy Statement and form of proxy relating to that Annual Meeting. Receipt by the Fund of a stockholder proposal in a timely manner does not insure the inclusion of such proposal in the Fund's proxy material.

                                          CLEMENTE GLOBAL GROWTH FUND, INC.

                                          WILLIAM H. BOHNETT
                                          Secretary

Dated: August 25, 1998

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                                   IMPORTANT

1.  Be sure to vote on the WHITE proxy card.

2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and instruct them to vote on the WHITE proxy card "FOR" the Clemente Global Growth Fund Board nominees and "AGAINST" the shareholder proposals.

If you have any comments or questions please feel free to call Georgeson & Company, the firm assisting us in the solicitation of proxies, at (800) 223-2064. Banks and brokers, please call (800) 445-1790.

                                     PROXY

                       CLEMENTE GLOBAL GROWTH FUND, INC.

     The undersigned stockholder of Clemente Global Growth Fund, Inc. (the "Fund") hereby constitutes and appoints Leopoldo M. Clemente, G. Peter Schieferdecker and William H. Bohnett, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Fund standing in his name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held on Wednesday, September 23, 1998 at 9:30 A.M., New York time, at the Essex House Hotel Nikko, 160 Central Park South, New York, New York or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof:

     The undersigned hereby instructs the said proxies to vote in accordance with the aforementioned instructions with respect to the approval or disapproval of (a) the election of two Class I Directors, (b) the ratification of the selection by the Board of Directors of the Fund's independent accountants, and (c) the approval or disapproval of four shareholder proposals, but, if no such specification is made, (i) to vote for the election of the two directors nominated by the Fund into Class I (expiring 2001), (ii) to vote for the ratification of the selection by the Board of Directors of the Fund's independent accountants, (iii) to vote against the four shareholder proposals, and (iv) to vote in their discretion with respect to such other matters as may properly come before the Meeting.

-------------------------------------------------------------------------------

      PROXY SOLICITED ON BEHALF OF CLEMENTE GLOBAL GROWTH FUND, INC.'S BOARD OF
              DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 23, 1998

                                       (TO BE DATED AND SIGNED ON REVERSE SIDE)


                                                                    -----------
                                                                    SEE REVERSE
                                                                         SIDE
                                                                    -----------

/X/ PLEASE MARK
    YOUR VOTE AS IN
    THIS EXAMPLE.



                                 FOR All                 WITHHOLD
                              NOMINEES LISTED            AUTHORITY
                          (except as indicated to     to vote for all
                             the contrary below)      nominees listed
(1) Election of two
    Directors for the               / /                     / /
    terms specified
    below and until their successors are duly elected and qualified.

Class I (expiring 2001) - Lilia C. Clemente and
Baron J.G.A. Sirtema van Grovestins

(INSTRUCTION: To withhold authority to vote for an individual, write that nominee's name in the space provided below.)


------------------------------------------------------------------------

                                              FOR     AGAINST   ABSTAIN
(2) To ratify the selection                   / /       / /       / /
    by the Board of Directors of
    PricewaterhouseCoopers LLP as the
    Fund's independent accountants for
    the year ending December 31, 1998;

                                              FOR     AGAINST   ABSTAIN
(3) To approve or disapprove a shareholder    / /       / /       / /
    proposal to recommend that the Board
    of Directors take the steps necessary
    to convert the Fund into an open-end
    fund within 60 days of stockholder
    approval;

                                              FOR     AGAINST   ABSTAIN
(4) To approve or disapprove a shareholder    / /       / /       / /
    proposal providing that the Advisory
    Contract between the Fund and Clemente
    Capital, Inc. be terminated;

                                             FOR      AGAINST   ABSTAIN
(5) To approve or disapprove a shareholder   / /        / /       / /
    proposal stating that the resignation of the Fund's Class II and Class III
    Directors would be in the best interests of the Fund and its shareholders;

(6) To approve or disapprove a shareholder   FOR      AGAINST    ABSTAIN
    proposal recommending that the Board of  / /       / /        / /
    Directors authorize and direct the
    Fund's officers to reimburse Phillip
    Goldstein for his solicitation expenses;

(7) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof; all as set forth in the Notice of Annual Meeting, dated September 23, 1998, and the accompanying Proxy Statement, receipt of which is hereby acknowledged.


Signature(s)                                     Dated:                 , 1998
            -----------------------------------        -----------------

IMPORTANT: Signature(s) should correspond with the stencilled name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.


                                          Sign, Date and Return the Proxy Card
                                          Promptly Using the Enclosed Envelope.

                                             Carnegie Hall Tower
                                             152 West 57th Street, 25th Floor
                                             New York, New York  10019

                                             Telephone: (212) 765-0700
                                             Telex: 5106019276CLEMENTE
    (LOGO)  CLEMENTE GLOBAL                  Fax: (212) 765-1939
            GROWTH FUND, INC.                http:\\www.clementecapital.com
    _______________________________________________________________________


                                                             August 27, 1998

                 QUESTIONS & ANSWERS WITH LILIA CLEMENTE
                 ---------------------------------------
                    FOR THE ANNUAL SHAREHOLDER MEETING
                    ----------------------------------

1.  Lilia, why is the Board of Directors opposed to open-ending the Fund?

One of the primary reasons is that the Board has recently approved a plan to repurchase the Fund's common stock. This repurchase policy is intended to reduce the current discount to net asset value (NAV) to no greater than 5 percent below NAV and maintain it at or below that level. However, it is contingent on shareholders voting to reject proposals recommending open-ending the Fund and for the termination of the current advisory agreement with Clemente Capital.

2.  What does the repurchase policy mean for us, the shareholders?

For shareholder wishing to sell their shares, the repurchase policy has the potential of reducing the discount and, therefore, increasing the value of the Fund shares. For long-term investors in the Fund, in addition to increasing the value of Fund shares, the repurchases will maintain the closed-end format with the benefits this type of fund offers investors.

3.  What are the benefits of remaining a closed-end fund?

A closed-end fund, even with a buy back feature, operates with a relatively steady capitalization and does not experience daily influxes of new money that have to be invested, or daily outflows that may have to be met by liquidation of portfolio holdings. As a result, closed-end fund portfolio managers are less likely to have to buy or sell portfolio holdings at inopportune times. This is especially important for a global fund investing in less liquid market around the world, and so the closed-end format is better suited to meet the Fund's investment objective of achieving long-term capital appreciation.

4.  Are there other drawbacks to open-ending the Fund?

Yes, there are several including:
  (a) Such a conversion could result in a substantial redemption of shares which, if not offset by new sales would likely increase the expense ratio;
  (b) Assets could decrease to a level that the Fund may find is no longer economically feasible to continue operation;
  (c) Any gains from the sale of portfolio securities to meet redemptions are normally distributed to all shareholders and would be taxable to them;
  (d) The process of converting to an open-end would involve legal and other expenses to the Fund;
  (e) The Fund's Board of Directors, to limit the members of redemptions imnmediately following conversion and reduce any disruption in the management of the Fund, has the right to impose a fee of up to 2 percent of the redemptions payable to the Fund on all redemptions;
  (f) Upon conversion , the Board of Directors would have to consider selecting a distributor to offer and sell Fund shares, and there is no assurance satisfactory distribution arrangements could be achieved.

5. Why is the Board opposed to terminating the advisory agreement with Clemente Capital, Inc.?

The most important reason is the Fund's strong recent investment performance. The performance in 1997 and 1998 has been particularly impressive given the recent economic crisis in Asia, which has been marked by large declines in many of the markets in which the Fund invests.

For the six months ended June 30, 1998, the Fund's total return (based on NAV) was 18.39% compared to 14.77% for its benchmark, the FT World Index.

For the 12 months ended June 30, 1998, the Fund returned 22.37% compared with a return of 13.96% for the FT World Index.

6.  What about the role of Wilmington Trust Company?

The Board considers the hiring of Wilmington Trust to have been a success and believes the combined investment management talents of Clemente Capital and Wilmington is the best way to continue this strong performance.

The Board also feels that the Fund's dual advisor strategy is far superior to the uncertainties and substandard performance that could occur in any transition following termination of the present Clemente Capital agreement and in seeking out a new adviser, who would be unfamiliar with the Fund's portfolio and investment objectives.

7.  Are there other reasons for not changing advisors?

Yes. The Fund's existing contract with Clemente Capital contains very favorable terms. The advisory fee is based on performance relative to the FT Index on a rolling three year basis. As a result, this agreement aligns the advisor's compensation with the interests of Fund shareholders in maximizing performance. This is highly unusual and the Board does not believe a replacement advisor would agree to such a performance-based fee.

8. Why should shareholders reject a proposal calling for the resignation of Class II and III directors, whose terms expire, respectively, in 1999 and 2000?

The full Board of Directors believes the background and experience of these directors is very impressive. Moreover, they have provided the Fund with a balanced view on issues that have come before the Board. In 1997, these directors hired Wilmington Trust Company as the Fund's U.S. adviser, which has rewarded shareholders with excellent recent returns. Most recently, they authorized the repurchase of the Fund shares on the open market, which is intended to reduce the Fund's discount to NAV.

In contrast, the shareholder introducing this proposal plans to elect himself a director along with one other individual, and then nominate a third individual sometime in the future. This shareholder has no experience as a director of a mutual fund. In addition, there is no information as to the experience, qualifications or identity of the third director to be named later.


The Board believes this propasal is simply an attempt to gain control of the Board without having to nominate additional qualified candidates and without giving shareholders an opportunity to vote on such candidates.